UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2009

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.

3058 East Elm Street, Springfield, MO  65802
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (417) 886-6600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 9, 2009, we entered into an Amendment No. 2 (the “Amendment”) to our Revolving Loan and Security Agreement (the “Loan Agreement”) with ReMark Lending Co., a division of ReMark Capital Group, LLC (the “Lender”).  The Loan Agreement was entered into on January 31, 2008 in connection with our $15 million secured revolving warehouse line of credit with the Lender (the “ReMark Loan”).  As previously disclosed, the Lender has advised us it is no longer extending credit to finance companies and thus the ReMark Loan will not be extended or renewed when it matures on January 31, 2010.

As announced in our current report on Form 8-K filed with the SEC on October 5, 2009, we entered into an Auto Receivables Purchase Agreement (the “Purchase Agreement”) with First Investors Financial Services, Inc. (“FIFS”) under which FIFS has agreed to acquire all or substantially all of our portfolio of subprime used automobile point of sale installment sales contracts and other consumer receivables (the “Asset Sale”).  We intend to use the proceeds from the Asset Sale primarily to pay off the ReMark Loan.  Since the Purchase Agreement provides for the sale of our receivables at less than the price at which we can purchase new receivables from our independent dealer network, we announced on September 23, 2009 that we were suspending the purchase of new auto loan receivables from our network of independent used automobile dealerships.

The Lender has characterized the Asset Sale and our suspension of receivables purchases as a material adverse change in our business that constitutes an Event of Default and a Funding Termination Event under the Loan Agreement and that, as a consequence, the Lender asserts it is entitled to cease making further advances to us, declare the entire balance of the Remark Loan immediately due and payable, and enforce the Lender’s security interest in all of our assets.  We are not in default in the payment of any amount due under the Loan Agreement.  The Asset Sale and our suspension of purchasing new auto loan receivables were intended to enable us to pay off the ReMark Loan by the maturity date.  We were disappointed that the Lender elected to treat these events as an Event of Default and a Funding Termination Event under the Loan Agreement.  Nevertheless, we have agreed to the Amendment in order to avoid an acceleration of the ReMark Loan and the Lender’s sale of all of our assets that secure the ReMark Loan at this time.  Pursuant to the Amendment:

•	We agree that an uncured Event of Default exists and is continuing under the Loan Agreement

•	The Lender has agreed to forbear from exercising certain default remedies under the Loan Agreement until November 9, 2009

•	The Lender has the right to appoint a Supervisory Servicer to monitor or take over our receivables servicing function at our expense

•
All funds coming into the lockbox account, after payment of interest and the fees provided under the Loan Agreement (including those of a Supervisory Servicer if one is appointed), will be applied by the Lender to reduce the principal balance of the ReMark Loan and will not be remitted to us as was the practice under the Loan Agreement before the Amendment.  This should result in a more rapid paydown of the ReMark Loan.

•	The Lender will not provide further advances under the ReMark Loan in excess of the $12,042,000 current balance. We had not planned to request additional advances under the ReMark Loan.

•
The Lender will accrue Default Rate Interest equal to the existing rate plus 4.5% commencing September 23, 2009.  The existing Note Rate of interest will be payable prior to the expiration of the forbearance period, and the difference between the Note Rate and the Default Rate Interest will be payable after expiration of the forbearance period.

•
The forbearance period will automatically expire on the earlier of (i) November 9, 2009, (ii) any termination of the Asset Sale, (iii) any other Event of Default under the Loan Agreement, or (iv) any default in performance of the Amendment

The Asset Sale requires the approval of our stockholders.  We do not anticipate that we can close the Asset Sale before the forbearance period under the Amendment expires or is terminated, but are hopeful the Lender will extend the forbearance period until the Asset Sale closes.

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 6, 2009, our Board of Directors approved a Plan of Dissolution and Complete Liquidation of the Company (“Plan of Dissolution”).

Pursuant to the Plan of Dissolution we plan to sell and reduce to cash all or substantially all of our non-cash assets (including the receivables being sold to FIFS in the Asset Sale) and (i) pay or provide for all claims and obligations known to us (including the ReMark Loan), (ii) provide for any claim which is the subject of a pending action, suit or proceeding to which we are a party, (iii) provide for claims that have not been known to us but are likely to arise within 5 years after the Effective Date of our dissolution, (iv) create a contingency reserve to satisfy claims, obligations and expenses incurred in connection with the liquidation, and (vi) distribute any remaining funds to our stockholders.

Our management, Board and financial adviser have tried without success to obtain alternative financing to refinance the ReMark Loan to support our continued operations.  To date, however, no such financing has been obtained.  Following the payoff of the ReMark Loan, without a substitute credit facility, the Board and management do not believe we will have sufficient capital and assets to operate profitably.

In connection with consummating the Plan of Dissolution, we anticipate that we will incur material charges in accordance with paragraph 8 of Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146), including employee severance, retention and severance compensation to executive officers and employees, and other charges.  Except as set forth in Item 5.02 below, the amount of such charges is unknown at this time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2009, the Board of Directors established a management severance and retention compensation program for Thomas M. Holgate, Senior Vice President and Secretary, and J. Kevin Maxwell, Chief Financial Officer and Treasurer of the Company, because neither executive officer is entitled to severance under an existing employment agreement.  The program involves payment of severance compensation and retention incentive bonuses if certain conditions are satisfied.  The program was established to provide an incentive to those key employees to continue their employment with us in order to maintain the quality of our receivables, manage our headcount reduction and ensure our efficient and orderly operation in anticipation of our dissolution and winding up of our business and affairs.

Under the retention program, Mr. Holgate will receive severance compensation in the amount of $24,000 so long as he remains employed by us continuously until closing of the Asset Sale, and a retention bonus of up to $50,000 depending on the amounts we realize from our loan portfolio in collections and proceeds of the Asset Sale.

Mr. Maxwell will receive severance compensation in the amount of $48,000 so long as he remains employed by us continuously until the closing of the Asset Sale, and a retention bonus in the amount of $25,000, so long as he remains employed by us continuously until the initial liquidating payment is made to our stockholders as contemplated in the Plan of Dissolution.

We intend to solicit stockholder approval of the Asset Sale and Plan of Dissolution at a special stockholders meeting to be held on November 16, 2009.  Additional information regarding these events will be included in our final Proxy Statement for the special meeting, which we intend to file with the SEC and distribute to our stockholders at the appropriate time.

Cautionary Statement Regarding Forward-Looking Information.  This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding our expectations with respect to the Amendment, any extension of the forbearance period to accommodate the Asset Sale, the Plan of Dissolution, the payoff of the ReMark Loan, and our ability to remain in business following those events.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, whether we are able to obtain financing that would allow us to refinance the ReMark Loan , any failure of the Asset Sale to close, the aging of our receivables at closing of the Asset Sale, and the risk that the Lender could terminate the forbearance period or refuse to extend the forbearance period to accommodate the Asset Sale, and exercise its remedies under the Loan Agreement, including selling our assets in foreclosure at distressed sale prices.  The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, as of the date of this report, taking into account information currently available to us.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us, including those events and factors detailed in our filings with the Securities and Exchange Commission.  Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements.  We do not intend to update these forward-looking statements and undertake no duty to provide any such update under any circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 13, 2009	FREEDOM FINANCIAL GROUP, INC.

	By:	/s/ Jerald L. Fenstermaker
President and Chief Executive Officer